SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 18, 2010

NOVELOS THERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-119366	04-3321804
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

One Gateway Center, Suite 504, Newton, Massachusetts 02458
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 244-1616

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

☐	SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE

A copy of the press release issued by us on March 18, 2010 announcing that the secondary endpoints were not met in Novelos’ pivotal Phase 3 trial in advanced non-small cell lung cancer (NSCLC) with its lead product, NOV-002, and that the development of NOV-002 for NSCLC in combination with first-line paclitaxel and carboplatin chemotherapy, is furnished as Exhibit 99.1 and is incorporated by reference in this Item.

ITEM 8.01                      OTHER MATERIAL EVENTS

As previously disclosed, on February 23, 2010, we received a report of the top-line results of our pivotal Phase 3 clinical trial in advanced NSCLC studying our lead product, NOV-002, in combination with first-line chemotherapy.  Upon initial evaluation and review of the data contained in the report, we determined that the primary endpoint of improvement in overall survival was not met in the trial.   After further analysis of the data in the report, we confirmed that the secondary endpoints also were not met in the pivotal Phase 3 trial, and that adding NOV-002 to paclitaxel and carboplatin chemotherapy was not statistically or meaningfully different in terms of efficacy-related endpoints or recovery from chemotherapy toxicity versus chemotherapy alone.  On the basis of these results, we have determined to discontinue development of NOV-002 for NSCLC in combination with first-line paclitaxel and carboplatin chemotherapy.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

99.1	Press Release dated March 18, 2010 entitled “Novelos Therapeutics Discontinues Current Development Program for NOV-002 in NSCLC.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2010	NOVELOS THERAPEUTICS, INC.
	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

99.1	Press Release dated March 18, 2010 entitled “Novelos Therapeutics Discontinues Current Development Program for NOV-002 in NSCLC.”